Exhibit 99.3

• • • • • • • • • • dividend growth since Q1’21 since Q2’20 since Q2’20

• • • • • •

Total loan requests reviewed: $[X]bn2

• • • •

• • • • • • • • • • •

Exhibit 99.3

AUGUST 4, 2021

BRIGHTSPIRE CAPITAL

INVESTOR PRESENTATION

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This presentation may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: operating costs and business disruption may be greater than expected; uncertainties regarding the ongoing impact of the novel coronavirus (COVID-19) and its adverse impact on the real estate market, the economy and the Company's investments (including, but not limited to, the Los Angeles mixed-use development loan, other hospitality loans, and Dublin development financings), financial condition and business operation; the Company's operating results may differ materially from the information presented in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as well as in the Company's other filings with the Securities and Exchange Commission; the fair value of the Company's investments may be subject to uncertainties; the Company's use of leverage could hinder its ability to make distributions and may significantly impact its liquidity position; the ability to simplify the portfolio, realize substantial efficiencies as well as anticipated strategic and financial benefits, including, but not limited to expected cost savings through the internalization or expected returns on equity and/or yields on investments; the timing of and ability to generate additional liquidity and deploy available liquidity, including in senior mortgage loans; whether the Company will achieve its anticipated Distributable Earnings per share (as adjusted), or maintain or produce higher Distributable Earnings per share (as adjusted) in the near term or ever; the Company's ability to maintain or grow the dividend at all in the future; defaults by borrowers in paying debt service on outstanding indebtedness, borrowers' abilities to manage and stabilize properties; deterioration in the performance of the properties securing our investments (including depletion of interest and other reserves or payment-in-kind concessions in lieu of current interest payment obligations) that may cause deterioration in the performance of our investments and, potentially, principal losses to us; adverse impacts on the Company's corporate revolver, including covenant compliance and borrowing base capacity; adverse impacts on the Company's liquidity, including margin calls on master repurchase facilities; lease payment defaults or deferrals, demands for protective advances and capital expenditures; the ability of the Company to refinance certain mortgage debt on similar terms to those currently existing or at all; the ability to execute CRE CLO's on a go forward basis, including at a reduced cost of capital; the conditions to the completion of the co-invest portfolio sale may not be satisfied, or the approvals required for the transaction may not be obtained on the terms expected, on the anticipated schedule, or at all; the timing or ability to payoff off the 5-investment preferred financing following the co-invest portfolio sale and net effect book value for such events (including the extent of purchase price adjustments); and the impact of legislative, regulatory and competitive changes, and the actions of government authorities and in particular those affecting the commercial real estate finance and mortgage industry or our business. The foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in Part I, Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as well as in BrightSpire Capital's other filings with the Securities and Exchange Commission. Moreover, each of the factors referenced above are likely to also be impacted directly or indirectly by the ongoing impact of COVID-19 and investors are cautioned to interpret substantially all of such statements and risks as being heightened as a result of the ongoing impact of the COVID-19.

We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this presentation. BrightSpire Capital is under no duty to update any of these forward-looking statements after the date of this presentation, nor to conform prior statements to actual results or revised expectations, and BrightSpire Capital does not intend to do so.

COMPANY HIGHLIGHTS

BrightSpire Capital, Inc. ("BRSP" or the "Company") is a large scale internally managed commercial real estate credit REIT with conservative balance sheet poised for growth

BRIGHTSPIRE CAPITAL

- Veteran management team with proven track record
- Stable and growing portfolio of primarily senior loans and net lease assets, with **$4.3B of total at-share assets** and **$1.7B of book equity value**[(1)]
- Transparent organizational model with over 50 dedicated professionals
- Simple strategy focused on building current and predictable earnings and sustainable dividends
- Ample liquidity and clear path to earnings growth. **$381M** of total liquidity, **$221M** of unrestricted cash[(2)]
- Conservative balance sheet with embedded financing capacity. **$300M** corporate revolver and **$1.5B** repurchase facility availability[(2)]

Amounts presented are as of June 30, 2021, unless otherwise stated; at BRSP share

1. Based on undepreciated book value; excludes the impact of accumulated depreciation and amortization on real estate investments
2. As of August 2, 2021

KEY METRICS SNAPSHOT

Stable and growing $4.3 billion portfolio primarily comprised of senior loans and net lease assets with a conservative balance sheet

Quick Facts

Total At-Share Assets ($B) (Undepreciated)	**$4.3**
Market Capitalization ($B)[1]	**$1.2**
Current Liquidity ($M)[2][3]	**$381**
Adjusted Distributable Earnings ($M) Per Share	**$27.0** $0.20
Quarterly Dividend Per Share (Increased to $0.16 per share for Q3'21)	**$0.14**
Book Value (GAAP) ($B) Per Share	**$1.6** $11.75
Book Value (Undepreciated) ($B) Per Share	**$1.7** $12.66

Investment Portfolio[4]


13%
4%
3%
22%
58%
Senior mortgage loans
Mezzanine loans
Preferred equity
Loan Portfolio 83%
Net lease & other real estate
CRE debt securities

New Originations (Since September 2020)[2][5]

Number of Loans	**50**
Total Committed Capital ($B)	**$1.5**
Average Loan Size ($M)	**$30**
W.A. Coupon Spread	**L+341**
% Floating Rate	**100%**

Capital Structure

Total Capitalization ($B)	**$4.1**
Total Outstanding Debt ($B)	**$2.4**
Debt-to-Asset Ratio	**57%**
Net-Debt-to-Equity Ratio	**1.3x**
Blended All-in Cost of Financing	**2.53%**


13%
2%
41%
20%
24%
Stockholders' equity (undepreciated)
Master repurchase facilities (limited recourse)
Securitization bonds payable (non-recourse)
Mortgage debt (non-recourse)
Other debt (non-recourse)

BRIGHTSPIRE CAPITAL

Amounts presented at BRSP share and as of June 30, 2021, unless otherwise noted
1) Based on BRSP closing share price of $9.34 as of August 2, 2021
2) As of August 2, 2021
3) Includes unrestricted cash and availability under the corporate revolving credit facility (as determined by the borrowing base), adjusted for the CLO execution on July 20, 2021
4) Based on GAAP net carrying value; includes the impact of accumulated depreciated and amortization related to real estate assets; excludes cash and other net assets
5) Based on total committed capital and includes both closed and in-execution deals

BRSP continues to execute on its business plan

YTD 2021 Accomplishments

- **Reinstated Quarterly Dividend w/ Subsequent Increases**
  Reinstated dividend at $0.10/share for Q1'21
  Increased dividend to $0.14/share for Q2'21 (40% QoQ growth)
  Increased dividend to $0.16/share for Q3'21 (14% QoQ growth)
- **Increasing Earnings**
  Q2'21 Adj. Distributable Earnings of $0.20/share (50% QoQ growth)
- **Closed Internalization Transaction on April 30th**
- **Completed Rebranding to BrightSpire Capital, Inc. on June 24th**
- **Robust New Originations ($1.3B in 2021)[1]**
- **Executed $800M CLO Offering on July 20th**

2021 Priorities

- **Realize Internalization Cost Savings**
  On track to deliver $14 to $16M of annual savings
- **Deploy Cash on the Balance Sheet while Maintaining Strong Liquidity Position**
- **Actively Manage Portfolio & Repatriate Capital Associated w/ Non-Performing Investments**
  Close $223M sale of development and non-accrual co-investments under contract
- **Continue to Grow Earnings and Dividend**

Amounts presented are as of August 2, 2021 unless otherwise stated; at BRSP share
1. Represents total committed capital and includes both closed and in-execution deals

INTERNALIZATION – STRATEGIC BENEFITS

On April 30, 2021, BRSP completed an internalization of management and operating functions. The transaction is expected to enhance BRSP's positioning and produce meaningful results

COST SAVINGS THROUGH REDUCTION IN OPERATING EXPENSES

On track to achieve cost savings of approximately $14 to $16M per year, or $0.10 to $0.12/share

MANAGEMENT CONTINUITY & TEAM EXPERTISE

Continue to be led by CEO Michael Mazzei and COO Andrew Witt and seasoned senior management team

FURTHER ALIGNS MANAGEMENT WITH COMPANY AND STOCKHOLDERS

Internalized structure results in a transparent organizational model and dedicated employee base

REBRANDING TO REFLECT THE COMPANY'S EVOLUTION

The Company rebranding marks an important milestone in becoming self-managed

LARGE AND GROWING PORTFOLIO

BRSP is focused on new senior loan originations in order to drive earnings and dividend growth

Loan Portfolio Growth[1]


Senior Loans
Subordinate Debt
15%
85%
($2.1 billion)
Q2'20
11%
89%
($2.6 billion)
Q2'21
24%
senior loan increase
since Q2'20

Loan Portfolio Diversification[1]


Q2'20
Q2'21
30%
46%
MULTIFAMILY
34%
29%
OFFICE
36%
25%
ALL OTHER(2)
53%
multifamily increase
since Q2'20

Accomplishing Key Initiatives During 2021

Growing Portfolio

- **$2.9B** loan portfolio across 75 loans; average loan size **$39M**
- Increasing share of senior first mortgages and multifamily exposure

Reinstituted & Growing Dividend

- $0.10/share in Q1'21
- $0.14/share in Q2'21
- **$0.16/share in Q3'21**

60% dividend growth since Q1'21

Strong Liquidity

- **$381M** total liquidity, $221M unrestricted cash[3]
- Deploying capital with **$1.5B** in new originations since September 2020[4]

Conservative Leverage, Embedded Financing Capacity

- 1.3x net debt-to-equity
- Fully undrawn corporate revolver, repurchase facilities ($1.5B availability)[3]
- Limited recourse indebtedness

BRIGHTSPIRE CAPITAL

Amounts presented are as of June 30, 2021, unless otherwise stated; at BRSP share

1. Based on GAAP gross carrying value as of June 30, 2021; excludes cash and other net assets
2. Includes hotel, industrial, other / mixed-use and retail property types
3. As of August 2, 2021
4. Amounts presented reflect total committed capital and include both closed and in-execution deals as of August 2, 2021

SIGNIFICANT NEW ORIGINATIONS ACTIVITY

Building quality earnings through the deployment of cash into first mortgages with a focus on multifamily and office in growth markets

Convert Liquidity into New First Mortgage Loan Originations

- $381M of liquidity between cash on hand and corporate revolver to fund new deals with predictable earnings
- 45 new investments closed since Q3'20 for $1.4B of committed capital; 5 additional loans under contract for $140M of committed capital

Powerful Originations Platform Producing Results

- $1.5B of new originations closed or under contract since Q3'20[1]
- Emphasis on diversification and reducing average loan balances

Team with Proven Credit Expertise

- George Kok as Chief Credit Officer
- 35 years of experience as proven leader and business builder in CRE finance and CMBS

Collateral Diversification


18%
82%
Multifamily
Office

Region Diversification


12%
3%
27%
58%
Southwest
West
Southeast
Northeast

New Originations with Predictable and Quality Earnings[1]

Number of Loans	50
Total Committed Capital / Initial Funding	$1.5B / $1.4B
Average Loan Size (Committed Capital)	$30M
W.A. Coupon Spread	L+341
W.A. Initial Term / Extended Term	3 yrs. / 5 yrs.
% Floating Rate	100%
% Acquisition Financing	79%

BRIGHTSPIRE CAPITAL

Amounts presented are as of August 2, 2021, unless otherwise stated; at BRSP share
1. Amounts presented include both closed and in-execution deals as of August 2, 2021

LENDING MARKET UPDATE

CRE Debt Market

- Economic recovery underway
- Volatility in treasuries and potential for rising rates favors floating rates
- Multifamily, industrial are preferred asset classes; select office and other niche asset classes such as self storage
- Increased demand for high quality loans, tightening spreads

BRSP Investment Themes

- Lending into the path of growth
- Middle market focus
- $25 to $50 million average loan size
- 2 to 3-year initial term; up to 75% LTV
- In-place cash flows and prudent advance rates
- Primarily multifamily and office within the U.S.
- No land or predevelopment loans

ROBUST INVESTMENT PLATFORM

Rigorous underwriting and screen process for each investment

Comprehensive Investment Capabilities

- Over 50 dedicated professionals throughout the U.S.
- Deep relationships with borrowers and intermediaries
- Real-time real estate market intelligence
- Expertise in identifying, evaluating and structuring investments
- Ability to source investments across the capital stack

Screening & Evaluation Process (Since September 2020)



Total Investments Evaluated
# of Investments / Face Value ($B)
~1,247 / ~$59B
Total Investments Underwritten
~271 / ~$11B
Total Closed & In-execution
50 / ~$1.5B
% of Investments Evaluated
100%
19%
3%

BRIGHTSPIRE CAPITAL

Amounts presented as of August 2, 2021

PRUDENT CAPITAL STRUCTURE

Current capital structure provides flexibility and support to drive growth and return on equity

Capital Structure(1)

57% Debt-to-asset ratio

1.3x Net-debt-to-equity ratio

0.1x Recourse debt-to-equity ratio

2.53% Blended all-in cost of financing



Recourse debt
6%
Stockholders' equity (undepreciated)
41%
Total Capitalization
$4.1B
Non-recourse debt
53%

Access to Diverse and Efficient Financing Sources

- Robust liquidity: $381M of total liquidity, $221M of cash(2)
- Successfully closed $800M CLO on July 20th
- Moderate leverage ratios and limited recourse debt exposure
- Embedded financing capacity within existing structure and access to additional financing sources
  - Fully undrawn $300M corporate revolver(2)
  - Master repurchase facilities / term facilities ($1.5B of availability)(2)
  - Mortgage debt
  - Public capital markets
  - Capital market securitizations

BRIGHTSPIRE CAPITAL

Amounts presented are as of June 30, 2021, unless otherwise stated; at BRSP share
1. Based on stockholders' equity excluding the impact of accumulated depreciation and amortization on real estate investments, where applicable
2. As of August 2, 2021

REDUCING THE TRADING GAP

Q2'21 book value of approximately $1.7 billion and BRSP is trading at a $3 per share discount

Trading Discount to Book Value Per Share



Q2'21 Book Value
$12.66
~$3/share or ~$440M
between current share
price and book value
~$4/share or
~$520M of equity
market cap growth
since Q3'20
$5.41
$9.34
Investment Portfolio
(Investment-Level Only)
$10.21
Cash &
Other Net Assets
$2.45
11/3/20 Share Price(1)
8/2/21 Share Price(2)
6/30/21 Book Value(3)

Reducing the Discount

- Deploy Cash on Balance Sheet
- Repatriate Capital from Lower Return Investments
- Increase Exposure to Senior Loans
- Grow Earnings and Dividend

BRIGHTSPIRE CAPITAL

Amounts presented are as of June 30, 2021, unless otherwise stated; at BRSP share
1. Represents BRSP closing share price as of November 3, 2020
2. Represents BRSP closing share price as of August 2, 2021
3. Represents undepreciated book value as of June 30, 2021

Q2 RESULTS SUMMARY

($ in millions, except where noted and per share data)	Q1'21	Q2'21	% Change
GAAP Net Loss Per Share	**$(92.3)** $(0.71)	**$(19.7)** $(0.15)	**n.a.**
Distributable Earnings / (Loss) Per Share	**$13.8** $0.10	**$(27.1)** $(0.20)	**n.a.**
Adjusted Distributable Earnings Per Share	**$18.0** $0.14	**$27.0** $0.20	**50%**
Total At-Share Assets (Undepreciated) ($B)	**$4.2**	**$4.3**	**2%**
Book Value (GAAP) ($B) Per Share	**$1.6** $11.98	**$1.6** $11.75	**(2%)**
Book Value (Undepreciated) ($B) *Per Share*	**$1.7** $12.84	**$1.7** $12.66	**(1%)**
Quarterly Dividend Per Share	**$0.10**	**$0.14**	**40%**
CECL Reserve Per Share	**$41.7** $0.31	**$42.9** $0.32	**3%**

Investment Type %[1]



4%
13%
Total Investment-level Net Carrying Value
$1.2B
83%
Loan Portfolio
Net Lease & Other Real Estate
CRE Debt Securities

BRIGHTSPIRE CAPITAL

Amounts presented are as of June 30, 2021, unless otherwise stated; at BRSP share

1. Based on GAAP net carrying value as of June 30, 2021; excludes cash and other net assets

Q2 PORTFOLIO DETAIL

Total loan portfolio increased 16% year-over-year from $2.5 billion at Q2'20 to $2.9 billion as a result of new senior loan originations

Loan Portfolio	
Total Number of Investments	75
Carrying Value	$2.9B
Average Investment Size	$39M
W.A. Extended Term	3.5 yrs.
W.A. Unlevered Yield	5.1%
W.A. Loan-to-Value	69%
W.A. Risk Ranking	3.5

Real Estate Portfolio	NNN	Other RE[(1)]
Total Number of Investments	9	3
Carrying Value	$501M	$196M
Rentable Square Feet	3.2M	1.3M
W.A. % Leased / Remaining Lease Term	100% / 9.4 yrs.	88% / 3.8 yrs.

CRE Debt Securities	
Total Number of Investments	6
Carrying Value	$48M

BRIGHTSPIRE CAPITAL

Amounts presented are as of June 30, 2021, unless otherwise stated; at BRSP share
1. Rentable square feet, W.A. % leased and remaining lease term excludes hotel property type

INVESTMENT OPPORTUNITY

Internalized structure and strong balance sheet positions the Company on a path towards substantial earnings growth and shareholder value creation

POSITIONED FOR GROWTH

- Internalized, transparent organizational model with dedicated employee base of over 50 professionals
- Liquidity position of $381M
- Experienced team in-place to capitalize on growth opportunities

A SIMPLE GAME PLAN

- Deploy cash on balance sheet into new senior loans
- Repatriate proceeds from lower yielding assets and redeploy the capital
- **Build earnings and grow dividends**
- **$1.5B of new originations closed or under contract since Q3'20**

STABLE & RECURRING EARNINGS

- On-track to realize internalization related cost savings
- Build current and predictable earnings
- Grow dividend
- **Close valuation discount between current share price and underlying book value**

Amounts presented as of August 2, 2021

COMPANY INFORMATION

BrightSpire Capital (NYSE: BRSP) is internally managed and one of the largest publicly traded commercial real estate (CRE) credit REITs, focused on originating, acquiring, financing and managing a diversified portfolio consisting primarily of CRE debt investments and net leased properties predominantly in the United States. CRE debt investments primarily consist of first mortgage loans, which we expect to be the primary investment strategy. BrightSpire Capital is organized as a Maryland corporation and taxed as a REIT for U.S. federal income tax purposes. For additional information regarding the Company and its management and business, please refer to www.brightspire.com.

HEADQUARTERS

New York
590 Madison Avenue
33rd Floor
New York, NY 10022
212-547-2631

STOCK & TRANSFER AGENT

American Stock & Transfer Trust Company (AST)
866-751-6317
help@astfinancial.com

INVESTOR RELATIONS

ADDO Investor Relations
Lasse Glassen
310-829-5400
lglassen@addoir.com

ANALYST COVERAGE

Raymond James
Stephen Laws
901-579-4868

B. Riley
Matt Howlett
917-538-4762

BTIG
Timothy Hayes
212-738-6199

WWW.BRIGHTSPIRE.COM

NYSE: BRSP

BRIGHTSPIRE CAPITAL

APPENDIX



IMPORTANT NOTE REGARDING NON-GAAP FINANCIAL MEASURES AND DEFINITIONS

We present Distributable Earnings, which is a non-GAAP supplemental financial measure of our performance. We believe that Distributable Earnings provides meaningful information to consider in addition to our net income and cash flow from operating activities determined in accordance with U.S. GAAP, and this metric is a useful indicator for investors in evaluating and comparing our operating performance to our peers and our ability to pay dividends. We elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, beginning with our taxable year ended December 31, 2018. As a REIT, we are required to distribute substantially all of our taxable income and we believe that dividends are one of the principal reasons investors invest in credit or commercial mortgage REITs such as our company. Over time, Distributable Earnings has been a useful indicator of our dividends per share and we consider that measure in determining the dividend, if any, to be paid. This supplemental financial measure also helps us to evaluate our performance excluding the effects of certain transactions and U.S. GAAP adjustments that we believe are not necessarily indicative of our current portfolio and operations. For information on the fees we paid the Manager, see Note 10, "Related Party Arrangements" to our consolidated financial statements included in Form 10-Q to be filed with the U.S. Securities and Exchange Commission ("SEC").

We define Distributable Earnings as U.S. GAAP net income (loss) attributable to our common stockholders (or, without duplication, the owners of the common equity of our direct subsidiaries, such as our operating partnership or "OP") and excluding (i) non-cash equity compensation expense, (ii) the expenses incurred in connection with our formation or other strategic transactions, (iii) the incentive fee, (iv) acquisition costs from successful acquisitions, (v) gains or losses from sales of real estate property and impairment write-downs of depreciable real estate, including unconsolidated joint ventures and preferred equity investments, (vi) CECL reserves determined by probability of default / loss given default (or "PD/LGD") model, (vii) depreciation and amortization, (viii) any unrealized gains or losses or other similar non-cash items that are included in net income for the current quarter, regardless of whether such items are included in other comprehensive income or loss, or in net income, (ix) one-time events pursuant to changes in U.S. GAAP and (x) certain material non-cash income or expense items that in the judgment of management should not be included in Distributable Earnings. For clauses (ix) and (x), such exclusions shall only be applied after approval by a majority of our independent directors. Distributable Earnings include provision for loan losses when realized. Loan losses are realized when such amounts are deemed nonrecoverable at the time the loan is repaid, or if the underlying asset is sold following foreclosure, or if we determine that it is probable that all amounts due will not be collected; realized loan losses to be included in Distributable Earnings is the difference between the cash received, or expected to be received, and the book value of the asset.

Distributable Earnings does not represent net income or cash generated from operating activities and should not be considered as an alternative to U.S. GAAP net income or an indication of our cash flows from operating activities determined in accordance with U.S. GAAP, a measure of our liquidity, or an indication of funds available to fund our cash needs. In addition, our methodology for calculating Distributable Earnings may differ from methodologies employed by other companies to calculate the same or similar non-GAAP supplemental financial measures, and accordingly, our reported Distributable Earnings may not be comparable to the Distributable Earnings reported by other companies.

The Company calculates Distributable Earnings per share, which are non-GAAP supplemental financial measures, based on a weighted average number of common shares and operating partnership units (held by members other than the Company or its subsidiaries).

The Company presents pro rata ("at share" or "at BRSP share") financial information, which is not, and is not intended to be, a presentation in accordance with GAAP. The Company computes pro rata financial information by applying its economic interest to each financial statement line item on an investment-by-investment basis. Similarly, noncontrolling interests' ("NCI") share of assets, liabilities, profits and losses was computed by applying noncontrolling interests' economic interest to each financial statement line item. The Company provides pro rata financial information because it may assist investors and analysts in estimating the Company's economic interest in its investments. However, pro rata financial information as an analytical tool has limitations. Other companies may not calculate their pro rata information in the same methodology, and accordingly, the Company's pro rata information may not be comparable to other companies pro rata information. As such, the pro rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP, but may be used as a supplement to financial information as reported under GAAP.

We present loan-to-value which reflects the initial loan amount divided by the as-is appraised value as of the date the loan was originated, or by the current principal amount divided by the appraisal value as of the date of the most recent as-is appraisal. For construction loans, loan-to-value reflects the total commitment amount of the loan divided by the as-completed appraised value, or the total commitment amount of the loan divided by the projected total cost basis.

We present risk rankings, which is a supplemental financial disclosure, for loans and preferred equity investments. In addition to reviewing loans and preferred equity for impairments on a quarterly basis, the Company evaluates loans and preferred equity to determine if an allowance for loan loss should be established. In conjunction with this review, the Company assesses the risk factors of each loan and preferred equity investment and assigns a risk rating based on a variety of factors, including, without limitation, underlying real estate performance and asset value, values of comparable properties, durability and quality of property cash flows, sponsor experience and financial wherewithal, and the existence of a risk-mitigating loan structure. Additional key considerations include loan-to-value ratios, debt service coverage ratios, loan structure, real estate and credit market dynamics, and risk of default or principal loss. Based on a five-point scale, the Company's loans and preferred equity investments are rated "1" through "5," from less risk to greater risk. At the time of origination or purchase, loans and preferred equity investments are ranked as a "3" and will move accordingly going forward.

CONSOLIDATED BALANCE SHEET

	June 30, 2021 (Unaudited)	December 31, 2020
Assets		
Cash and cash equivalents	$ 210,182	$ 474,817
Restricted cash	81,837	65,213
Loans and preferred equity held for investment	2,852,935	2,220,688
Allowance for loan losses	(42,152)	(37,191)
Loans and preferred equity held for investment, net	2,810,783	2,183,497
Real estate securities, available for sale, at fair value	4,045	10,389
Real estate, net	811,966	839,257
Investments in unconsolidated ventures ($4,876 and $6,883 at fair value, respectively)	313,424	373,364
Receivables, net	110,698	37,375
Deferred leasing costs and intangible assets, net	70,419	75,700
Assets held for sale	27,615	323,356
Other assets	88,699	60,900
Mortgage loans held in securitization trusts, at fair value	912,115	1,768,069
Total assets	$ 5,441,783	$ 6,211,937
Liabilities		
Securitization bonds payable, net	$ 836,234	$ 835,153
Mortgage and other notes payable, net	764,522	1,022,757
Credit facilities	1,002,789	535,224
Due to related party	-	10,060
Accrued and other liabilities	84,939	96,578
Intangible liabilities, net	6,934	7,657
Liabilities related to assets held for sale	-	323
Escrow deposits payable	67,472	36,973
Dividends payable	18,597	-
Mortgage obligations issued by securitization trusts, at fair value	872,605	1,708,534
Total liabilities	3,654,092	4,253,259
Commitments and contingencies		
Equity		
Stockholders' equity		
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	-	-
Common stock, $0.01 par value per share		
Class A, 950,000,000 shares authorized, 129,759,132 and 128,564,930 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	1,298	1,286
Additional paid-in capital	2,851,916	2,844,023
Accumulated deficit	(1,377,412)	(1,234,224)
Accumulated other comprehensive income	48,812	54,588
Total stockholders' equity	1,524,614	1,665,673
Noncontrolling interests in investment entities	227,380	253,225
Noncontrolling interests in the Operating Partnership	35,697	39,780
Total equity	1,787,691	1,958,678
Total liabilities and equity	$ 5,441,783	$ 6,211,937

BRIGHTSPIRE CAPITAL

$ in thousands, except share data; as of June 30, 2021, unless otherwise stated

CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020
Net interest income		
Interest income	$ 37,921	$ 39,508
Interest expense	(12,993)	(16,745)
Interest income on mortgage loans held in securitization trusts	11,390	20,539
Interest expense on mortgage obligations issued by securitization trusts	(10,111)	(18,364)
Net interest income	26,207	24,938
Property and other income		
Property operating income	24,799	43,722
Other income (loss)	1,110	(8,360)
Total property and other income	25,909	35,362
Expenses		
Management fee expense	2,338	7,206
Property operating expense	6,758	16,311
Transaction, investment and servicing expense	644	2,907
Interest expense on real estate	7,777	11,818
Depreciation and amortization	9,994	14,020
Provision for loan losses	1,200	(51)
Impairment of operating real estate	-	25,935
Administrative expense (including $5,443 and $1,549 of equity-based compensation expense, respectively)	14,053	6,751
Restructuring charges	150	-
Total expenses	42,914	84,897
Other income (loss)		
Unrealized gain (loss) on mortgage loans and obligations held in securitization trusts, net	19,516	(8,975)
Realized loss on mortgage loans and obligations held in securitization trusts, net	(19,516)	-
Other gain (loss), net	836	(119,633)
Income (loss) before equity in earnings of unconsolidated ventures and income taxes	10,038	(153,205)
Equity in earnings (loss) of unconsolidated ventures	(33,788)	(85,277)
Income tax benefit (expense)	134	(2,102)
Net income (loss) attributable to BrightSpire Capital, Inc. common stockholders	**(23,616)**	**(240,584)**
Net (income) loss attributable to noncontrolling interests:		
Investment entities	3,459	8,107
Operating Partnership	437	5,418
Net income (loss) attributable to BrightSpire Capital, Inc. common stockholders	**$ (19,720)**	**$ (227,059)**
Net income (loss) per common share – basic and diluted	**$ (0.15)**	**$ (1.77)**
Weighted average shares of common stock outstanding – basic and diluted	**128,298**	**128,539**

In thousands, except per share data; as of June 30, 2021, unless otherwise stated; Unaudited

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

Reconciliation of consolidated balance sheet to at BRSP share balance sheet

	As of June 30, 2021		
	Consolidated	NCI[1]	At BRSP share[2]
Assets			
Loans and preferred equity held for investment, net	$ 2,810,783	$ -	$ 2,810,783
Real estate securities, available for sale, at fair value	4,045	-	4,045
Real estate, net	811,966	183,179	628,787
Investments in unconsolidated ventures	313,424	179,681	133,743
Deferred leasing costs and intangible assets, net	70,419	23,496	46,923
Assets held for sale	27,615	0	27,615
Mortgage loans held in securitization trusts, at fair value[3]	912,115	872,605	39,510
Cash, restricted cash, receivables and other assets	491,416	12,942	478,474
Total assets	$ 5,441,783	$ 1,271,904	$ 4,169,879
Liabilities			
Securitization bonds payable, net	$ 836,234	$ -	$ 836,234
Mortgage and other notes payable, net	764,522	155,384	609,138
Credit facilities	1,002,789	-	1,002,789
Intangible liabilities, net	6,934	760	6,174
Mortgage obligations issued by securitization trusts, at fair value[3]	872,605	872,605	-
Other liabilities, escrow deposits payable and dividends payable	171,008	15,775	155,233
Total liabilities	$ 3,654,092	$ 1,044,524	$ 2,609,568
Total equity (including noncontrolling interests in the Operating Partnership)	$ 1,787,691	$ 227,380	$ 1,560,311
Total liabilities and equity	$ 5,441,783	$ 1,271,904	$ 4,169,879
Total common shares and OP units outstanding	132,835	132,835	132,835
GAAP net book value per share	$ 13.46	$ 1.71	$ 11.75

BRIGHTSPIRE CAPITAL

In thousands, except per share data; as of June 30, 2021, unless otherwise stated; Unaudited
1. Represents interests in assets held by third party partners
2. Represents the proportionate share attributed to BRSP based on BRSP's ownership % by asset
3. Reflects the net impact of securitization assets and related obligations which are consolidated for accounting purposes

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

Reconciliation of GAAP net book value to undepreciated book value

		As of June 30, 2021
GAAP net book value (excluding noncontrolling interests in investment entities)	$	1,560,311
Accumulated depreciation and amortization[1]		121,254
Undepreciated book value	$	1,681,568
GAAP net book value per share (excluding noncontrolling interests in investment entities)	$	11.75
Accumulated depreciation and amortization per share[1]		0.91
Undepreciated book value per share	$	12.66
Total common shares and OP units outstanding		132,835

BRIGHTSPIRE CAPITAL

In thousands, except per share data; as of June 30, 2021, unless otherwise stated; Unaudited

1. Represents net accumulated depreciation and amortization on real estate investments, including related intangible assets and liabilities

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

Reconciliation of GAAP net loss to Distributable Earnings (Loss)

		Three Months Ended June 30, 2021
Net loss attributable to BrightSpire Capital, Inc. common stockholders	$	(19,720)
Adjustments:		
Net loss attributable to noncontrolling interest of the Operating Partnership		(437)
Non-cash equity compensation expense		5,443
Transaction costs		150
Depreciation and amortization		9,801
Net unrealized loss (gain) on investments:		
Other realized gain on investments		(23,310)
CECL reserves		1,201
Adjustments related to noncontrolling interests		(192)
Distributable Earnings (Loss) attributable to BrightSpire Capital, Inc. common stockholders and noncontrolling interest of the Operating Partnership	$	(27,064)
Distributable Earnings (Loss) per share[1]	$	(0.20)
Weighted average number of common shares and OP units[1]		132,788

Reconciliation of Distributable Earnings (Loss) to Adjusted Distributable Earnings

		Three Months Ended June 30, 2021
Distributable Earnings (Loss) attributable to BrightSpire Capital, Inc. common stockholders and noncontrolling interest of the Operating Partnership	$	(27,064)
Adjustments:		
Fair value adjustments		32,039
Realized loss on CRE debt securities sales		22,075
Adjusted Distributable Earnings attributable to BrightSpire Capital, Inc. common stockholders and noncontrolling interest of the Operating Partnership[2]	$	27,050
Adjusted Distributable Earnings per share[1][2]	$	0.20
Weighted average number of common shares and OP units[1]		132,788

BRIGHTSPIRE CAPITAL

In thousands, except per share data; as of June 30, 2021, unless otherwise stated; Unaudited

1. The Company calculates Distributable Earnings (Loss) and Adjusted Distributable Earnings per share, which are non-GAAP financial measures, based on a weighted average number of common shares and OP units (held by members other than the Company or its subsidiaries). For the three months ended 6/30/21, the weighted average number of common shares and OP units was approximately 132.8 million; includes 3.1 million of OP units
2. Adjusted Distributable Earnings excludes realized gains and losses on sales and fair value adjustments

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BRIGHTSPIRE CAPITAL